                                                                        EX10.39


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     SECOND AMENDMENT to employment agreement by and between Advanced Technology Laboratories, Inc., a Delaware corporation (the "Company"), and Dennis C. Fill (the "Executive") effective as of the 4th day of July, 1994.

                                  WITNESSETH:

     WHEREAS, the Executive has for the past eight years served the Company as its Chairman of the Board and Chief Executive Officer; and

     WHEREAS, the Executive has long intended that he would retire from these positions at age sixty-five, the age he attained in July, 1994; and

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the benefit of the continued services of the Executive through the end of 1996 so as to best enable the Company to achieve its current business and financial objectives for the good of the Company, its shareholders and employees;

     NOW, THEREFORE, the Company and the Executive agree as follows:

1.  Certain Definitions

     a. A "Change of Control" shall mean a change of control of the Company as defined in section 2 of the "EMPLOYMENT AGREEMENT" between the Company and the Executive, dated November 2, 1990, as amended by the FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated May 18, 1992 (together, the "Employment Agreement").

2.  Employment Period

     The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Second Amendment, for the period commencing July 4, 1994 and ending on December 31, 1996 (the "Employment Period") in the executive capacity of Chairman of the Board (subject to election by the shareholders of the Company at its 1995 and 1996 annual general meetings) and Chief Executive Officer of the Company, subject to the general supervision of the Board as required by the General Corporation Law of Delaware. Removal of the Executive from, or non-election of the Executive to the Board by the Company's shareholders or the Board, as provided in the Company's by-laws and certificate of incorporation, shall in no event be deemed a breach of this Second Amendment by the Company, provided, however that if the Executive continues to be an employee of the Company but ceases to be a member of the Board, the Company shall thereafter invite the Executive to all meetings of the Board, provided the Executive with written notice thereof as with each such meeting and provide the Executive with access, upon request, to all information, records and documents of the Company to which a director of the Company is legally entitled.

3.  Terms of Employment

     a.  Position and Duties.  During the Employment Period, the Executive's
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position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be in accordance with Section 2 above. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Second Amendment for the Executive to (a) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Second Amendment. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Employment Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     b.  Compensation.
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      (i)  Base Salary.  During the Employment Period, The Executive shall
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receive an annual base salary set by the Compensation Committee of the Board (the "Compensation Committee") which, at the effective date of this Second Amendment, is Four Hundred and Fifty Thousand Dollars ($450,000) (the "Base Salary") which shall be paid in equal installments in accordance with the Company's regular payroll practices.

      (ii)  Bonuses.  The Executive shall receive an annual bonus for each
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fiscal year during the Employment Period at the time bonuses to other officers of the Company are paid or payable for such fiscal years as determined by the Compensation Committee.

      (iii)  Employee Benefits.  The Executive shall be entitled to participate
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in the incentive, savings, retirement, fringe benefit, vacation, and welfare benefit plans of the Company, receive prompt reimbursement of expenses, and an office and support staff, all as specified in Section 4(b)(iii) through 4(b)(viii) of the Employment Agreement which are incorporated herein as Section 3(b)(iii) of this Second Amendment.

In consideration of the continued provision of his services to the Company during the Employment Period, the Executive shall also receive:

      (iv) a grant of 50,000 shares of the Company's restricted common stock with a grant date of July 4, 1994. This grant will vest in its entirety on January 1, 1997 subject to the provision of services by the Executive through such date, except that, if a Change of Control shall occur during the term of this Second Amendment, then this grant will vest on the date on which the Change of Control occurs; and

      (v) a five year consulting agreement with the Company commencing January 1, 1997 and at a rate of $375,000 per annum, payable quarterly, and subject to maintenance by the Executive of his availability to provide consulting services at reasonable times and places to the Company and to his continued agreement not to compete with the Company by serving an entity which is in the same business as the Company during such five year period; and

      (vi) during the term of this Second Amendment and for the remainder of the Executive's life, life insurance coverage in the amount of $300,000, and payable to a beneficiary or beneficiaries designated by the Executive or, failing such designation, to the Executive's estate.

4.  Termination of Employment

     a. In the event of the death or disability of the Executive, this Second Amendment shall terminate in accordance with the provisions of Section 5(a) of the Employment Agreement, which is incorporated herein as Section 4a of this Second Amendment. In addition thereto,

      (i) if the termination is due to the Executive's death, the Executive shall receive an immediate vesting as of the date of death of a pro rata portion of the restricted stock of Section 3(b)(iv) which is in proportion to the portion of the Employment Period served by the Executive prior to the date of death.

      (ii) If the termination is due to disability of the Executive, the Executive shall receive:

          (1) a vesting as of the Disability Effective Date of a pro rata portion of the restricted stock of Section 3(b)(iv) which is in proportion to the portion of the Employment Period served by the Executive prior to the Disability Effective Date; and

          (2) the five year consulting agreement of Section 3(b)(v) shall commence as of the Disability Effective Date and shall be subject to the ability of the Executive to provide such consulting services; and

          (3) the life insurance coverage of Section 3(b)(vi) shall be provided by the Company.

     b. The Company may terminate the Executive's employment during the Employment Period only for Cause in accordance with the provisions of Section 5(b) of the Employment Agreement, which is incorporated herein as Section 4b of this Second Amendment.

     c.  Section 5(d), Notice of Termination, and Section 5(e), Date of
                       ---------------------                    -------
Termination, of the Employment Agreement are incorporated herein as Section 4c
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of this Second Amendment. Reference therein to Section 12(b) for the manner of serving notice shall be taken to refer to Section 7 of this Second Amendment.

5.  Successors

     Section 11, Successors, of the Employment Agreement is incorporated herein as Section 5 of this Second Amendment.

6.  Miscellaneous

     The following paragraphs of Section 12, Miscellaneous, of the Employment agreement are incorporated herein as Section 6 of this Second Amendment: 12(a) ("choice of law"), 12(c) ("severability"), 12(d) ("tax withholding"), and 12(e) ("no waiver").

7.  Notice

     All notices and other communications permitted or required hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     Dennis C. Fill
     Unit 2A
     5505 Lake Washington Blvd. NE
     Kirkland, WA 98033

     If to the Company:

     W. Brinton Yorks, Jr., Corporate Secretary
     Advanced Technology Laboratories, Inc.
     22100 Bothell Everett Highway SE
     P.O. Box 3003
     Bothell, WA  98041-3003

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

8.  Exhibits

     The Employment Agreement is attached hereto as an exhibit to this Second Amendment.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


          /s/ Dennis C. Fill
          ___________________________
          Dennis C. Fill


          ADVANCED TECHNOLOGY
          LABORATORIES, INC.


              /s/ Kirby L. Cramer
          By: _______________________
              Kirby L. Cramer
              Chairman
              Compensation Committee
              Board of Directors of
              Advanced Technology
                Laboratories, Inc.